Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 27, 2017 related to the financial statements of Steadfast Alcentra Global Credit Fund, in the Post-Effective Amendment No. 3 to the Registration Statement (Form N-2 No. 333-214405) and related Prospectus and Statement of Additional Information of Stira Alcentra Global Credit Fund dated January 18, 2018.

/s/ Ernst & Young LLP

New York, NY

January 18, 2018